Exhibit 99.1

Newsmax Adds David Gandler to Board of Directors

BOCA RATON, FL / ACCESS Newswire / August 21, 2025 / Newsmax Inc. (NYSE:NMAX) ("Newsmax" or the "Company") today announced the appointment of David Gandler, Co-Founder and Chief Executive Officer of FuboTV Inc. (FUBO) ("Fubo"), as a Director to the Company's Board of Directors, effective immediately.

"We are excited to add David Gandler to the Newsmax Board of Directors," commented Christopher Ruddy, CEO of Newsmax. " David's achievements as an entrepreneur in the streaming and media industries will bring fresh perspective as we continue to expand our global reach, including through our streaming service Newsmax+. His success in building Fubo from startup to a leading operator in the space demonstrates the visionary leadership that will help Newsmax reach new audiences in today's rapidly evolving media landscape."

Mr. Gandler joins the five existing members of the Newsmax Board of Directors including Chief Executive Officer Christopher Ruddy, U.S. Secretary of Labor Alex Acosta, Ambassador Nancy Brinker, Christopher Nixon Cox and Ambassador Paula J. Dobriansky.

"I have long admired and respected Christopher Ruddy and his principled approach to journalism," said Mr. Gandler. "Today's 24/7 news cycle demands media companies deliver trusted information rapidly and through multiple distribution channels. I look forward to working with Chris and his Board of Directors to unlock new opportunities for Newsmax that will deepen audience engagement and accelerate growth."

David Gandler

David Gandler is Co-Founder and CEO of Fubo, whose global mission is to aggregate the best in TV, including premium sports, news and entertainment content, through a single app.

Fubo listed on the New York Stock Exchange in October 2020, just five years after its founding. Fubo has ranked among The Americas' Fastest-Growing Companies by the Financial Times (2025) and Forbes' Next Billion Dollar Startups (2019).

Prior to founding Fubo in 2015, David had a prolific advertising career with more than 15 years of video sales in local broadcast and cable TV within both the general and Hispanic market, including at Scripps Networks Interactive, Time Warner Cable Media Sales and NBCUniversal's Telemundo Media.

Beyond Fubo, David is a prominent figure in global sports and media. Through Gandler Sports Group (GSG), David is the majority owner and board member of soccer team Leyton Orient F.C. (EFL League One) and is a former co-owner of Paris FC. He also serves on the board of directors of Bare-Knuckle Fighting Championship (BKFC) and is a member of the esteemed Paley Media Council.

David has been named among Sports Business Journal's Power Players: Sports Streaming (2025), Goldman Sachs' 100 Most Intriguing Entrepreneurs (2019) and Variety's Dealmakers (2020, 2019).

About Newsmax

Newsmax Inc. is listed on the NYSE (NMAX) and operates, through Newsmax Broadcasting LLC, one of the nation's leading news outlets, the Newsmax channel. The fourth highest-rated network is carried on all major pay TV providers. Newsmax's media properties reach more than 40 million Americans regularly through Newsmax TV, the Newsmax App, its popular website Newsmax.com, and publications such as Newsmax Magazine. Through its social media accounts, Newsmax reaches 20 million combined followers. Reuters Institute says Newsmax is one of the top U.S. news brands and Forbes has called Newsmax "a news powerhouse."

For more information, please visit Investor Relations | Newsmax Inc.

Forward-Looking Statements

This communication contains forward-looking statements. From time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements can be identified by those that are not historical in nature. The forward-looking statements discussed in this communication and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. Newsmax does not guarantee future results, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this communication to conform our prior statements to actual results or revised expectations, and we do not intend to do so. Factors that may cause actual results to differ materially from current expectations include various factors, including but not limited to our ability to change the direction of Newsmax, our ability to keep pace with new technology and changing market needs, the competitive environment of our business changes in domestic and global general economic and macro-economic conditions and/or uncertainties and factors set forth in the sections entitled "Risk Factors" in Newsmax's Annual Report on Form 10-K for the twelve months ended December 31, 2024, Newsmax's Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and other filings Newsmax makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Undue reliance should not be placed on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

Investor Contacts

Newsmax Investor Relations
ir@newsmax.com

SOURCE: Newsmax Inc.